                                                                                 EXHIBIT 5.1

                                     February 23, 2006

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

      At your request,  we have examined the  Amendment No. 1 to  Registration  Statement on
Form S-3, to be filed by Residential Asset Securities  Corporation,  a Delaware  corporation
(the  "Registrant"),  with the Securities and Exchange  Commission on February 23, 2006 (the
"Registration  Statement"),  in connection with the registration under the Securities Act of
1933, as amended (the "Act") of Mortgage  Asset-Backed  and  Manufactured  Housing  Contract
Pass-Through  Certificates  (the  "Certificates").  The  Certificates are issuable in series
(each,  a "Series")  under  either a separate  pooling and  servicing  agreement  (each such agreement,  a "Pooling and Servicing  Agreement")  by and among the  Registrant,  the master servicer or servicer named therein and the Trustee named therein or a trust  agreement (each such agreement, a "Trust Agreement") by and among the Registrant,  the trustee named therein and the certificate  administrator named therein.  The Certificates of each Series are to be sold as set forth in the Registration  Statement,  any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

      We have examined  such  instruments,  documents and records as we deemed  relevant and necessary as a basis of our opinion  hereinafter  expressed.  In such  examination,  we have assumed the following:  (a) the  authenticity  of original  documents and the genuineness of all  signatures;  (b) the  conformity to the  originals of all documents  submitted to us as copies;  and (c) the truth,  accuracy and completeness of the  information,  representations and warranties  contained in the records,  documents,  instruments and  certificates we have reviewed.

      Based on such  examination,  we are of the opinion that when the  Certificates of each
Series have been duly executed,  authorized and delivered in accordance with the Pooling and
Servicing  Agreement  or  the  Trust  Agreement  relating  to  such  Series  and  sold,  the
Certificates will be legally issued,  fully paid,  binding  obligations of the trust created by the  Pooling  and  Servicing  Agreement  or the Trust  Agreement,  and the holders of the
Certificates will be entitled to the benefits of the Pooling and Servicing  Agreement or the
Trust  Agreement,  except as  enforcement  thereof may be limited by applicable  bankruptcy, insolvency,  reorganization,  arrangement,  fraudulent conveyance, moratorium, or other laws relating  to or  affecting  the rights of  creditors  generally  and general  principles  of equity, including without limitation,  concepts of materiality,  reasonableness,  good faith and fair dealing,  and the possible  unavailability  of specific  performance  or injunctive relief,  regardless of whether such  enforceability  is considered in a proceeding in equity or at law. We express no opinion  with  respect to any series of  Certificates  for which we do not act as counsel to you.

      We hereby  consent  to the filing of this  opinion  as an exhibit to the  Registration
Statement and to the use of our name wherever  appearing in the  Registration  Statement and the prospectus  contained  therein.  In giving such consent,  we do not consider that we are
"experts,"  within the  meaning of the term as used in the Act or the rules and  regulations of the  Commission  issued  thereunder,  with  respect  to  any  part  of  the  Registration
Statement, including this opinion, as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/Orrick, Herrington & Sutcliffe LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP